SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 2, 2003

                         ENVIRONMENTAL POWER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                      0-15472               [75-3117389]
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
        incorporation)                                   Indentification Number)


         One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801
          (Address of principal executive offices, including zip code)

                                 (603) 431-1780
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS

Effective on June 2, 2003, Environmental Power Corporation, a Delaware corporation ("EPC"), consummated a holding company reorganization, whereby EPC Holdings 1, Inc., a Delaware corporation ("EPC Holdings"), became the parent holding company of EPC. The new holding company organizational structure will allow EPC Holdings, which has been renamed "Environmental Power Corporation", to manage its organization more effectively and to enjoy greater flexibility with respect to future operational and financing activities.

The holding company reorganization was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among EPC, EPC Holdings and EPC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of EPC Holdings ("Merger Sub"). The Merger Agreement provided for, among other things, the merger of Merger Sub with and into EPC, with EPC as the surviving corporation ( the "Merger"). Pursuant to Section 251(g) of the Delaware General Corporation Law, the approval of the Merger by the stockholders of EPC was not required. As a result of the Merger, which was consummated on June 2, 2003, (i) EPC became a direct wholly-owned subsidiary of EPC Holdings; (ii) each share of Common Stock, par value $.01 per share, of EPC issued and outstanding was converted into one share of Common Stock, par value $.01 per share, of EPC Holdings; (iii) EPC Holdings assumed EPC's 1993 Director Option Plan and all awards thereunder, EPC's 2002 Director Stock Option Plan and all awards thereunder, EPC's 2001 Stock Incentive Plan and all awards thereunder, the Stock Option Agreement between EPC and Robert I. Weisberg dated as of May 2, 2001, the Stock Option Agreement between EPC and Robert I. Weisberg dated as of September 14, 2001 and all other outstanding warrants and options to acquire shares of EPC's Common Stock; (iv) EPC was renamed "EPC Corporation"; (v) EPC Holdings was renamed "Environmental Power Corporation"; (vi) all of the issued and outstanding shares of Merger Sub were automatically converted into shares of EPC's common stock, and Merger Sub's corporate existence ceased; and (vii) all of the issued and outstanding shares of EPC Holdings owned by EPC were canceled. As a result of the Merger, EPC became a direct, wholly owned subsidiary of EPC Holdings. EPC Holding's common stock will trade on the OTC Bulletin Board under the ticker symbol "POWR.BB".

The conversion of shares of EPC's common stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding common stock of EPC are deemed to represent the same number of shares of common stock of EPC Holdings. The change to the holding company structure was tax free for federal income tax purposes for stockholders.

A copy of the press release further describing the transaction is attached hereto as Exhibit 99.1.

The Company hereby incorporates by reference the Agreement and Plan of Merger attached hereto as Exhibit 2.1, and the press release attached hereto as Exhibit 99.1, each made a part hereof, into this Item 5.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                (c) The following Exhibits are filed as part of this report:

EXHIBIT NO.                    DESCRIPTION
----------                     -----------

   2.1 Agreement and Plan of Merger dated as of June 2, 2003, among Environmental Power Corporation, EPC Holdings 1, Inc. and EPC Merger Sub, Inc.

   3.1       Restated Certificate of Incorporation of Environmental Power
             Corporation

   3.2       Restated By-Laws of Environmental Power Corporation

  99.1       Press Release issued on June 2, 2003


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENVIRONMENTAL POWER CORPORATION


                                       By: /s/ Joseph E. Cresci
                                           --------------------
                                           Joseph E. Cresci
                                           Chairman and Chief Executive Officer

Dated:  June 2, 2003

                                  EXHIBIT INDEX


EXHIBIT NO.                    DESCRIPTION
----------                     -----------

   2.1 Agreement and Plan of Merger dated as of June 2, 2003, among Environmental Power Corporation, EPC Holdings 1, Inc. and EPC Merger Sub, Inc.

   3.1       Restated Certificate of Incorporation of Environmental Power
             Corporation

   3.2       Restated By-Laws of Environmental Power Corporation

  99.1       Press Release issued on June 2, 2003